Exhibit 23.1



                Consent of Independent Registered Public Accounting Firm



We have issued our reports dated August 30, 2006, accompanying the consolidated financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Energy Conversion Devices, Inc. and Subsidiaries on Form 10-K for the year ended June 30, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Energy Conversion Devices, Inc. on Form S-3ASR (File No. 333-131886, effective February 16, 2006), on Form S-3 (File No. 333-129234, effective October 25, 2005, File No. 333-129232, effective October 25, 2005, File No. 333-122961, effective February 23, 2005, File No. 333-121167, effective December 10, 2004, File No. 333-42758, effective August 1, 2000, File No. 333-50749, effective April 22, 1998 and File No. 333-05709, effective June 11, 1996) and on Form S-8 (File No. 333-84398, effective
March 15, 2002 and File No. 33-92918, effective May 31, 1995).

/s/ Grant Thornton LLP


Southfield, Michigan
August 30, 2006













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